Exhibit 99.2

                    HIGHLANDS INSURANCE GROUP
              EMPLOYEES' RETIREMENT AND SAVINGS PLAN







                     As Amended and Restated
                      Effective July 1, 1998

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                    HIGHLANDS INSURANCE GROUP
              EMPLOYEES' RETIREMENT AND SAVINGS PLAN



                       W I T N E S S E T H:



          WHEREAS, Highlands Insurance Company has heretofore adopted the Highlands Insurance Company Employees' Retirement and Savings Plan, hereinafter referred to as the "Plan," for the benefit of its employees; and

          WHEREAS, Highlands Insurance Company and American Reliance, Inc. have taken corporate action to merge the American Reliance Inc. Retirement Plan into the Plan on July 1, 1998; and

          WHEREAS,  Highlands  Insurance Group,  Inc., as parent  corporation of
Highlands   Insurance  Company  and  American   Reliance,   Inc.,  has  accepted
sponsorship of the Plan; and

          WHEREAS,  Highlands  Insurance  Company desires to restate the Plan to
amend  the  Plan  in  several   respects,   intending   thereby  to  provide  an
uninterrupted and continuing program of benefits;

          NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of July 1, 1998, except as otherwise indicated herein:

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                        TABLE OF CONTENTS


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I.  DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . .1
     1.1  Definition . . . . . . . . . . . . . . . . . . . . . .1
          (1)  Account(s). . . . . . . . . . . . . . . . . . . .1
          (2)  Act . . . . . . . . . . . . . . . . . . . . . . .1
          (3)  Allocation Percentage . . . . . . . . . . . . . .1
          (4)  Authorized Leave of Absence . . . . . . . . . . .1
          (5)  Benefit Commencement Date . . . . . . . . . . . .1
          (6)  Code. . . . . . . . . . . . . . . . . . . . . . .1
          (7)  Committee . . . . . . . . . . . . . . . . . . . .1
          (8)  Company . . . . . . . . . . . . . . . . . . . . .1
          (9)  Compensation. . . . . . . . . . . . . . . . . . .1
          (10) Controlled Entity . . . . . . . . . . . . . . . .2
          (11) Direct Rollover . . . . . . . . . . . . . . . . .3
          (12) Directors . . . . . . . . . . . . . . . . . . . .3
          (13) Distributee . . . . . . . . . . . . . . . . . . .3
          (14) Early Retirement Date . . . . . . . . . . . . . .3
          (15) Effective Date. . . . . . . . . . . . . . . . . .3
          (16) Eligible Employee . . . . . . . . . . . . . . . .3
          (17) Eligible Retirement Plan. . . . . . . . . . . . .3
          (18) Eligible Rollover Distribution. . . . . . . . . .3
          (19) Employee. . . . . . . . . . . . . . . . . . . . .4
          (20) Employer. . . . . . . . . . . . . . . . . . . . .4
          (21) Employer Contributions. . . . . . . . . . . . . .4
          (22) Employer Matching Contributions . . . . . . . . .4
          (23) Employer Profit Sharing Contributions . . . . . .4
          (24) Employer Safe Harbor Contributions. . . . . . . .4
          (25) Employer Stock. . . . . . . . . . . . . . . . . .4
          (26) Employer's Contributions Account. . . . . . . . .4
          (27) Employment Commencement Date. . . . . . . . . . .4
          (28) Excess Compensation . . . . . . . . . . . . . . .4
          (29) Highly Compensated Employee . . . . . . . . . . .4
          (30) Hour of Service . . . . . . . . . . . . . . . . .5
          (31) Integration Level . . . . . . . . . . . . . . . .5
          (32) Investment Fund . . . . . . . . . . . . . . . . .5
          (33) Leased Employee . . . . . . . . . . . . . . . . .5
          (34) Normal Retirement Date. . . . . . . . . . . . . .5
          (35) One-Year Break-in-Service . . . . . . . . . . . .5
          (36) Participant . . . . . . . . . . . . . . . . . . .6
          (37) Participation Service . . . . . . . . . . . . . .6

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          (38) Period of Service . . . . . . . . . . . . . . . .6
          (39) Period of Severance . . . . . . . . . . . . . . .6
          (40) Plan. . . . . . . . . . . . . . . . . . . . . . .6
          (41) Plan Administrator. . . . . . . . . . . . . . . .6
          (42) Plan Year . . . . . . . . . . . . . . . . . . . .6
          (43) Reemployment Commencement Date. . . . . . . . . .6
          (44) Regular Savings Account . . . . . . . . . . . . .6
          (45) Regular Savings Contributions . . . . . . . . . .6
          (46) Retirement. . . . . . . . . . . . . . . . . . . .6
          (47) Rollover Account. . . . . . . . . . . . . . . . .7
          (48) Rollover Contributions. . . . . . . . . . . . . .7
          (49) Service . . . . . . . . . . . . . . . . . . . . .7
          (50) Service Computation Period. . . . . . . . . . . .7
          (51) Severance from Service Date . . . . . . . . . . .7
          (52) Tax Deferred Savings Account. . . . . . . . . . .7
          (53) Tax Deferred Savings Contributions. . . . . . . .8
          (54) Trust . . . . . . . . . . . . . . . . . . . . . .8
          (55) Trust Agreement . . . . . . . . . . . . . . . . .8
          (56) Trust Fund. . . . . . . . . . . . . . . . . . . .8
          (57) Trustee . . . . . . . . . . . . . . . . . . . . .8
          (58) Valuation Dates . . . . . . . . . . . . . . . . .8
          (59) Vested Interest . . . . . . . . . . . . . . . . .8
          (60) Vesting Service . . . . . . . . . . . . . . . . .8
     1.2  Number and Gender. . . . . . . . . . . . . . . . . . .8
     1.3  Headings . . . . . . . . . . . . . . . . . . . . . . .8
     1.4  Construction . . . . . . . . . . . . . . . . . . . . .8

II.  PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . .9
     2.1  Effective Date . . . . . . . . . . . . . . . . . . . .9
     2.2  Eligibility. . . . . . . . . . . . . . . . . . . . . .9
     2.3  Participation Service. . . . . . . . . . . . . . . . .9

III.  CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . 10
     3.1  Tax Deferred Savings Contributions . . . . . . . . . 10
     3.2  Regular Savings Contributions. . . . . . . . . . . . 11
     3.3  Employer Matching Contributions. . . . . . . . . . . 12
     3.4  Employer Profit Sharing Contributions. . . . . . . . 12
     3.5  Employer Safe Harbor Contributions . . . . . . . . . 12
     3.6  Restrictions on Employer Contributions and Regular
          Savings Contributions  . . . . . . . . . . . . . . . 13
     3.7  Return of Contributions. . . . . . . . . . . . . . . 13
     3.8  Disposition of Excess Deferrals and Excess
          Contributions  . . . . . . . . . . . . . . . . . . . 13
     3.9  Rollover Contributions . . . . . . . . . . . . . . . 15
     3.10 Veterans Employment Rights . . . . . . . . . . . . . 15

IV.  ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . 15


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     4.1  Suspended Amounts. . . . . . . . . . . . . . . . . . 15
     4.2  Allocation of Contributions. . . . . . . . . . . . . 16
     4.3  Allocation of Forfeitures. . . . . . . . . . . . . . 17
     4.4  Allocation of Net Income or Loss and Changes
          in Value Among Accounts  . . . . . . . . . . . . . . 18
     4.5  Limitations and Corrections. . . . . . . . . . . . . 18

V.  INVESTMENT FUNDS . . . . . . . . . . . . . . . . . . . . . 21
     5.1  Investment Designation . . . . . . . . . . . . . . . 21
     5.2  Change of Investment Designation . . . . . . . . . . 21
     5.3  Employer Stock Fund. . . . . . . . . . . . . . . . . 21
     5.4  Transfer of Investments. . . . . . . . . . . . . . . 21

VI.  RETIREMENT BENEFITS . . . . . . . . . . . . . . . . . . . 21
     6.1  Retirement Benefits. . . . . . . . . . . . . . . . . 21

VII.  DISABILITY BENEFITS. . . . . . . . . . . . . . . . . . . 22
     7.1  Disability Benefits. . . . . . . . . . . . . . . . . 22
     7.2  Total and Permanent Disability Determined. . . . . . 22

VIII.  SEVERANCE BENEFITS AND DETERMINATION OF VESTED INTEREST 22
     8.1  No Benefits Unless Herein Set Forth. . . . . . . . . 22
     8.2  Severance Benefit. . . . . . . . . . . . . . . . . . 22
     8.3  Determination of Vested Interest . . . . . . . . . . 23
     8.4  Vesting Service. . . . . . . . . . . . . . . . . . . 23
     8.5  Forfeitures. . . . . . . . . . . . . . . . . . . . . 24

IX.  DEATH BENEFITS. . . . . . . . . . . . . . . . . . . . . . 26
     9.1  Death Benefits . . . . . . . . . . . . . . . . . . . 26
     9.2  Designation of Beneficiaries . . . . . . . . . . . . 26

X.  TIME AND FORM OF PAYMENT OF BENEFITS . . . . . . . . . . . 27
     10.1 Time of Payment. . . . . . . . . . . . . . . . . . . 27
     10.2 Alternative Forms of Benefit for Participants. . . . 29
     10.3 Alternative Forms of Death Benefit . . . . . . . . . 30
     10.4 Cash-Out of Benefit. . . . . . . . . . . . . . . . . 30
     10.5 Direct Rollover Election . . . . . . . . . . . . . . 30
     10.6 Benefits from Account Balances . . . . . . . . . . . 31
     10.7 Commercial Annuities . . . . . . . . . . . . . . . . 31
     10.8 Unclaimed Benefits . . . . . . . . . . . . . . . . . 31
     10.9 Claims Review. . . . . . . . . . . . . . . . . . . . 31

XI.  WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . 32
     11.1 Withdrawals. . . . . . . . . . . . . . . . . . . . . 32
     11.2 Restriction on Withdrawals . . . . . . . . . . . . . 33

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XII.  LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . 33
     12.1 Eligibility for Loan . . . . . . . . . . . . . . . . 33
     12.2 Maximum Loan . . . . . . . . . . . . . . . . . . . . 35

XIII.  ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . 35
     13.1 Appointment of Committee . . . . . . . . . . . . . . 35
     13.2 Term, Vacancies, Resignation, and Removal. . . . . . 35
     13.3 Officers, Records, and Procedures. . . . . . . . . . 36
     13.4 Meetings . . . . . . . . . . . . . . . . . . . . . . 36
     13.5 Self-Interest of Participants. . . . . . . . . . . . 36
     13.6 Compensation and Bonding . . . . . . . . . . . . . . 36
     13.7 Committee Powers and Duties. . . . . . . . . . . . . 36
     13.8 Employer to Supply Information . . . . . . . . . . . 38
     13.9 Indemnification. . . . . . . . . . . . . . . . . . . 38
     13.10     Employer Stock Fund . . . . . . . . . . . . . . 38

XIV.  TRUSTEE AND ADMINISTRATION OF TRUST FUND . . . . . . . . 39
     14.1 Appointment, Resignation, Removal, and Replacement
          of Trustee . . . . . . . . . . . . . . . . . . . . . 39
     14.2 Trust Agreement. . . . . . . . . . . . . . . . . . . 39
     14.3 Payment of Expenses. . . . . . . . . . . . . . . . . 39
     14.4 Trust Fund Property. . . . . . . . . . . . . . . . . 39
     14.5 Distributions from Participants' Accounts. . . . . . 40
     14.6 Payments Solely from Trust Fund. . . . . . . . . . . 40
     14.7 No Benefits to the Employer. . . . . . . . . . . . . 40
     14.8 Effective Date . . . . . . . . . . . . . . . . . . . 40

XV.  FIDUCIARY PROVISIONS. . . . . . . . . . . . . . . . . . . 40
     15.1 Article Controls . . . . . . . . . . . . . . . . . . 40
     15.2 General Allocation of Fiduciary Duties . . . . . . . 40
     15.3 Fiduciary Duty . . . . . . . . . . . . . . . . . . . 41
     15.4 Delegation and Allocation of Fiduciary Duties. . . . 41
     15.5 Investment Manager . . . . . . . . . . . . . . . . . 41

XVI.  AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . 42
     16.1 Right to Amend . . . . . . . . . . . . . . . . . . . 42
     16.2 Limitation on Amendments . . . . . . . . . . . . . . 42

XVII.  DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION,   PARTIAL
       TERMINATION, AND MERGER OR CONSOLIDATION  . . . . . . . 42
     17.1 Right to Discontinue Contributions, Terminate, or
          Partially Terminate  . . . . . . . . . . . . . . . . 42
     17.2 Procedure in the Event of Discontinuance of Contributions, Termination, or Partial Termination . 42
     17.3 Merger, Consolidation, or Transfer . . . . . . . . . 43

XVIII.  ADOPTING EMPLOYERS . . . . . . . . . . . . . . . . . . 43


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     18.1 Designation of Other Employers . . . . . . . . . . . 43
     18.2 Single Plan. . . . . . . . . . . . . . . . . . . . . 44

XIX.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . 44
     19.1 Not Contract of Employment . . . . . . . . . . . . . 44
     19.2 Alienation of Interest Forbidden . . . . . . . . . . 45
     19.3 Payments to Minors and Incompetents. . . . . . . . . 45
     19.4 Participant's Address. . . . . . . . . . . . . . . . 45
     19.5 Severability . . . . . . . . . . . . . . . . . . . . 45
     19.6 Jurisdiction . . . . . . . . . . . . . . . . . . . . 45
     19.7 Plan Changes During Periods of Transition. . . . . . 46

XX.  TOP-HEAVY STATUS. . . . . . . . . . . . . . . . . . . . . 46
     20.1 Article Controls . . . . . . . . . . . . . . . . . . 46
     20.2 Definitions. . . . . . . . . . . . . . . . . . . . . 46
     20.3 Top-Heavy Status . . . . . . . . . . . . . . . . . . 48
     20.4 Termination of Top-Heavy Status. . . . . . . . . . . 49
     20.5 Effect of Article. . . . . . . . . . . . . . . . . . 50















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


                         I. DEFINITIONS AND CONSTRUCTION


     1.1 Definition. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

          (1) Account(s): A Participant's Employer's Contributions Account, Regular Savings Account, Rollover Account and/or Tax Deferred Savings Account, including the amounts credited thereto.

          (2) Act: The Employee Retirement Income Security Act of 1974, as amended.

          (3) Authorized Leave of Absence: Any Childbirth Leave, or other absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such authorized absences.

          (4) Benefit Commencement Date: With respect to each Participant or beneficiary, the first day of the first period for which such Participant's or beneficiary's benefit is payable to him from the Trust Fund.

          (5) Childbirth Leave: Absence from Service by reason of an individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement.

          (6) Code: The Internal Revenue Code of 1986, as amended.

          (7) Committee: The administrative committee appointed by the Directors to administer the Plan.

          (8) Company: Highlands Insurance Group, Inc., a Delaware Corporation

          (9) Compensation: The total of all wages, salaries, fees for professional service and other amounts received in cash or in kind by a Participant for services actually rendered or labor performed for the Employer while a Participant to the extent such amounts are includable in gross income, subject to the following adjustments and limitations:

          (A) The following shall be excluded:

               (i)   reimbursements and other expense allowances;

               (ii)  cash and noncash fringe benefits;


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               (iii) moving expenses;

               (iv) Employer contributions to or payments from this or any other deferred compensation program, whether such program is qualified under section 401(a) of the Code or nonqualified;

               (v)   severance pay and other welfare benefits;

               (vi) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code;

               (vii) amounts realized at the time property described in section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture;

               (viii)amounts realized as a result of an election described in section 83(b) of the Code;

               (ix)  any  amount   realized  as  a  result  of  a  disqualifying
disposition within the meaning of section 421(a) of the Code; and

               (x) any other amounts that receive special tax benefits under the Code but are not hereinafter included.

          (B) Tax Deferred Savings Contributions and contributions made on a Participant's behalf by the Employer that are not includable in income under section 125 of the Code shall be included.

          (C) The Compensation of any Participant taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

               (i) adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code; and

               (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law;

          (10) Controlled Entity: Each corporation that is a member of a controlled group of corporations, within the meaning of section 1563(a) (determined without regard to sections 1563(a)(4) and 1563(e)(3)(C)) of the Code, of which the Employer is a member, each trade or business (whether or not incorporated) with which the Employer is under common control, and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Employer is a member.

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

          (11) Direct Rollover: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

          (12) Directors: The Board of Directors of the Company.

          (13) Distributee: Each (A) Participant entitled to an Eligible Rollover Distribution, (B) Participant's surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Participant who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

          (14) Effective Date: July 1, 1998, as to this restatement of the Plan, except (A) as otherwise indicated in specific provisions of the Plan, and (B) that provisions of the Plan required to have an earlier effective date by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Jobs Protection Act of 1996 and the Taxpayer Relief Act of 1997, or by regulations issued pursuant to such Acts, shall be effective as of the required effective dates in such Acts and/or regulations.

          (15) Eligible Employee: Each Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan, (B) a nonresident alien who has no United States source income and (C) an Employee who is a Leased Employee. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor shall be eligible to become a Participant of the Plan.

          (16) Eligible Retirement Plan: (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions accepts such Distributee's Eligible Rollover Distribution and (B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

          (17) Eligible Rollover Distribution: Any distribution of all or any portion of the Accounts of a Distributee other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net


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

unrealized appreciation with respect to employer securities), (D) any corrective distribution provided in Sections 3.8 and 4.5(b), and (E) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability.

          (18) Employee: Each (A) individual employed by the Employer and (B) Leased Employee.

          (19) Employer: The Company and each eligible organization designated as an Employer in accordance with the provisions of Article XVIII.

          (20) Employer Contributions: The total of Employer Matching Contributions, Employer Profit Sharing Contributions, and Employer Safe Harbor Contributions.

          (21) Employer Matching Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.3.

          (22) Employer Profit Sharing Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.4.

          (23) Employer Safe Harbor Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.5.

          (24) Employer Stock:  Stock issued by the Company.

          (25) Employer's Contributions Account: An individual account for each Participant, which is credited with the sum of (A) the Employer Matching Contributions, if any, made on such Participant's behalf pursuant to Section 3.3, (B) the Employer Profit Sharing Contributions, if any, made on such Participant's behalf pursuant to Section 3.4 and (C), the Employer Safe Harbor Contributions, if any, made on such Participant's behalf pursuant to Section 3.5 to satisfy the restrictions set forth in Section 3.6, and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

          (26) Employment Commencement Date: The date on which an individual first performs an Hour of Service.

          (27) Highly Compensated Employee: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the "Determination Year") and who:

               (A) is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the "Look-Back Year"); or

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

               (B) receives compensation (within the meaning of section 415(c)(3) of the Code, including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement, or tax-sheltered annuity; "compensation" for purposes of this Paragraph) in excess of $80,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year.

          For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer, (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Employee.

          (28) Hour of Service: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity for the performance of duties or for reasons other than the performance of duties.

          (29) Investment Fund: A portion of the Trust Fund that is invested in a specified manner as described in Article V.

          (30) Leased Employee: Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control of the Employer or Controlled Entity.

          (31) Normal Retirement Date: The later of (i) the date a Participant attains the age of sixty-five and (ii) the fifth anniversary of his Employment Commencement Date.

          (32) One-Year Break-in-Service: A Service Computation Period during which the individual has no more than 500 Hours of Service.

          (33) Participant: Each individual who (A) has met the eligibility requirements for participation in the Plan pursuant to Article II or (B) has made a Rollover Contribution in accordance with Section 3.9, but only to the extent provided in Section 3.9.

          (34) Participation Service: The measure of service used in determining an Employee's eligibility to participate in the Plan as determined pursuant to
Section 2.3.

          (35) Period of Service: Each period of an individual's Service commencing on his Employment Commencement Date or a Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing, a Childbirth Leave shall not constitute a Period of Service after the first anniversary of the first date of such absence. A Period of Service shall also include any period required to be credited as a Period of Service by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law.

          (36)  Period  of  Severance:  Each  period  of time  commencing  on an
individual's   Severance   from  Service  Date  and  ending  on  a  Reemployment
Commencement Date.

          (37) Plan: The Highlands Insurance Group Employees' Retirement and Savings Plan, as amended from time to time.

          (38) Plan Administrator: The individual appointed by the Committee to supervise the administrative details of the Plan, or, if no such individual is appointed, the Committee.

          (39) Plan Year: The twelve-consecutive month period commencing January 1 of each year.

          (40) Reemployment Commencement Date: The first date upon which an individual performs an Hour of Service following a Severance from Service Date.

          (41) Regular Savings Account: An individual account for each Participant which is credited with his Regular Savings Contributions and which is credited with (or debited for) such accounts allocation of net income (or net loss) and changes in value of the Trust Fund.

          (42) Regular Savings Contributions: Contributions made to the Plan by a Participant in accordance with Section 3.2.

          (43) Retirement: A Participant's termination of employment on or after his Normal Retirement Date.

          (44) Rollover Account: An individual account for an Eligible Employee, which is credited with the Rollover Contributions of such Employee and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

          (45) Rollover Contribution: Contributions made by an Eligible Employee pursuant to Section 3.9.

          (46) Service: The period of an individual's employment with the Employer or a Controlled Entity taking into account the following:

               (A) Any absence from employment which is not an Authorized Leave of Absence shall be considered a termination of employment.

               (B) If an individual does not return to employment prior to the expiration of an Authorized Leave of Absence, his employment shall be considered terminated as of the one-year anniversary of the date on which his Authorized Leave of Absence commenced; provided, however, that (i) if an individual is prevented from timely returning to employment because of his death or because of his total and permanent disability (as defined in Section 7.2), his employment shall be considered terminated as of the date of such event and (ii) if an individual is absent from employment due to a military service Authorized Leave of Absence and fails to return to employment prior to the later of the expiration of his Authorized Leave of Absence or the expiration of his reemployment rights under applicable law, his employment shall be considered terminated as of the date on which his Authorized Leave of Absence commenced.

               (C) Employment with an Employer or Controlled Entity before it became a Controlled Entity with respect to the Company or American Reliance, Inc. shall be taken into account for purposes of Participation Service and Vesting Service only to the extent determined by the applicable Employer.

          (47) Service Computation Period: The twelve-consecutive month periods utilized in measuring an individual's years of Service under the provisions of the Plan as in effect prior to April 1, 1996.

          (48) Severance from Service Date: The date on which an individual's Service ends. Notwithstanding the foregoing, the Severance from Service Date of an individual who is on a Childbirth Leave shall be the second anniversary of the first date of such absence.

          (49) Tax Deferred Savings Account: An individual account for each Participant, which is credited with the Tax Deferred Savings Contributions made by the Employer on such Participant's behalf and the Employer Safe Harbor Contributions, if any, made on such Participant's behalf pursuant to Section 3.5 to satisfy the restrictions set forth in Section 3.1(e) and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

          (50) Tax Deferred Savings Contributions: Contributions made to the Plan by the Employer on a Participant's behalf in accordance with the Participant's elections to defer Compensation under the Plan's qualified cash or deferred arrangement as described in Section 3.1.

          (51)  Trust:  The  trust   established   herein  to  hold  and  invest
contributions made under the Plan and income thereon, and from which the benefits will be distributed.

          (52) Trust Agreement: The agreement(s) entered into between the Company and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.

          (53) Trustee: The trustee or trustees qualified and acting hereunder at any time.

          (54) Trust Fund: The funds and properties held pursuant to the provisions hereof for the use and benefit of the Participants, together with all income, profits and increments thereto.

          (55) Valuation Dates: Each and every day of the Plan Year on which the New York Stock Exchange is open for business.

          (56) Vested Interest: The portion of a Participant's Accounts which, pursuant to the Plan, is nonforfeitable.

          (57) Vesting Service: The measure of service used in determining a Participant's Vested Interest as determined pursuant to Section 8.4.

     1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

     1.4 Construction. It is intended that the Plan be qualified within the meaning of section 401(a) of the Code and that the Trust be tax exempt under section 501(a) of the Code, and all provisions herein shall be construed in accordance with such intent.


II.                       PARTICIPATION


     2.1 Effective Date. The provisions of this Article shall be effective July 1, 1998.

     2.2 Eligibility. Each Eligible Employee shall become a Participant upon his Employment Commencement Date. Notwithstanding the foregoing:

          (a) An Eligible Employee who was a Participant in the Plan on the day prior to July 1, 1998 shall remain a Participant in this restatement thereof as of July 1, 1998;

          (b) An Employee who has not become a Participant in the Plan because he was not an Eligible Employee shall be eligible to become a Participant in the Plan immediately upon becoming an Eligible Employee as a result of a change in his employment status;

          (c) An Eligible Employee who was a Participant in the Plan prior to a termination of employment shall be reinstated as a Participant upon his reemployment as an Eligible Employee;

          (d) A Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder or share in allocations of Employer Contributions and forfeitures or contribute to the Plan unless and until he shall again become an Eligible Employee;

          (e) A Participant who has not completed one year of Participation Service shall not be entitled to share in allocations of Employer Matching Contributions or Employer Profit Sharing Contributions and forfeitures unless and until he has completed one year of Participation Service. Notwithstanding the foregoing, a Participant who was sharing in allocations of Employer Matching Contributions on June 30, 1998 shall continue to share in such allocations thereafter.

     2.3  Participation Service.

          (a) Subject to the remaining Paragraphs of this Section, an individual shall be credited with Participation Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

          (b) Paragraph (a) above notwithstanding, if an individual terminates his Service (other than during an Authorized Leave of Absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

          (c) Paragraph (a) above notwithstanding, if an individual terminates his Service during an Authorized Leave of Absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such Authorized Leave of Absence, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

                               III. CONTRIBUTIONS


     3.1 Tax Deferred Savings Contributions.

          (a) A Participant may elect to defer an integral percentage of his Compensation for a Plan Year, which shall not exceed the maximum percentage as may be prescribed from time to time by the Committee, by having the Employer contribute the amount so deferred to the Plan. Compensation for a Plan Year not so deferred by such election shall be received by such Participant in cash. A Participant's election to defer an amount of his Compensation pursuant to this Section shall be made by executing a Compensation reduction agreement pursuant to which the Participant authorizes the Employer to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The procedures for executing a Compensation reduction agreement shall be determined by the Committee. The reduction in a Participant's Compensation for a Plan Year pursuant to his election under a Compensation reduction agreement shall be effected by Compensation reductions as of each payroll period within such Plan Year following the effective date of such agreement. The amount of Compensation elected to be deferred by a Participant for a Plan Year pursuant to this Section shall become a part of the Employee's Tax Deferred Savings Contributions for such Plan Year.

          (b) A Participant's Compensation reduction agreement shall remain in force and effect for all periods following the date of its execution until modified or terminated or until such Participant terminates his employment. A Participant who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as of the first day of any payroll period, in accordance with the procedures and within the time period prescribed by the Committee.

          (c) A Participant may cancel his Compensation reduction agreement, effective as of the first day of any payroll period, in accordance with the procedures and within the time period prescribed by the Committee. A Participant who so cancels his Compensation reduction agreement may resume Compensation deferrals, effective as of the first day of any payroll period, by executing and delivering to the Committee a new Compensation reduction agreement within the time period prescribed by the Committee.

          (d) In restriction of the Participants' elections provided in Paragraphs (a), (b), and (c) above, the Tax Deferred Savings Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts, and arrangements of the Employer on behalf of any Participant for any calendar year shall not exceed $10,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 402(g)(5) of the Code).

          (e) In further restriction of the Participants' elections provided in Paragraphs (a), (b), and (c) above, it is specifically provided that one of the

          "actual deferral percentage" tests set forth in section 401(k)(3) of the Code and the Treasury regulations thereunder must be met in each Plan Year. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury regulation Section 1.401(m)-2(b)) occurs during a Plan Year, such multiple use shall be corrected in accordance with the provisions of Treasury regulation Section 1.401(m)-2(c); provided, however, that if such multiple use is not eliminated by making Employer Safe Harbor Contributions, then the "actual contribution percentages" of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of Section 3.8(c) and applicable Treasury regulations, so that there is no such multiple use.

          (f) If the restrictions set forth in Paragraph (d) or (e) above would not otherwise be met for any Plan Year, the Compensation deferral elections made pursuant to Paragraphs (a), (b), and (c) above of Participants who are Highly
Compensated Employees may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

          (g) As soon as administratively feasible following the end of each payroll period, the Employer shall contribute to the Trust, as Tax Deferred Savings Contributions with respect to each Participant, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and
(b) above (as adjusted pursuant to Paragraph (f) above), by such Participant during such payroll period. Such contributions, as well as the contributions made pursuant to Sections 3.3, 3.4, and 3.5, shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412, and 417 of the Code.

     3.2  Regular Savings Contributions.

          (a) A Participant may contribute to the Plan, as his Regular Savings Contributions, an integral percentage of his Compensation which shall not exceed the maximum percentage as may be prescribed from time to time by the Committee. Regular Savings Contributions shall be made by authorizing the Employer to withhold such contributions from the Participant's Compensation as of each payroll period. Each Participant may elect the amount (within the percentage limits of this Paragraph) of his Regular Savings Contributions by executing and delivering to the Committee the form prescribed by the Committee within the time period prescribed by the Committee.

          (b) A Participant may suspend his Regular Savings Contributions effective as of the first day of any payroll period by executing and delivering to the Committee the form prescribed by the Committee within the time period prescribed by the Committee. Resumption of suspended Regular Savings Contributions shall be made effective as of the first day of any subsequent payroll period by executing and delivering to the Committee the form prescribed by the Committee within the time period prescribed by the Committee.

          (c) If the restrictions set forth in Section 3.6 would not otherwise be met for any Plan Year, the Regular Savings Contribution elections made pursuant to Paragraphs (a), (b), and (c) above of Participants who are Highly
Compensated Employees may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

          (d) As soon as administratively feasible following the end of each payroll period, the Employer shall contribute to the Trust the Regular Savings Contributions withheld from the Participants' Compensation during such payroll period.

     3.3 Employer Matching Contributions. For each month, the Employer may contribute to the Trust as determined in its discretion, Employer Matching Contributions, in an amount that equals 50% of the Tax Deferred Savings Contributions that were made during such month pursuant to Section 3.1 on behalf of each of the Participants who had completed one year of Participation Service and that were not in excess of 6% of each such Participant's Compensation for such month. Any Employer Matching Contributions shall be in the form of Employer Stock, or cash invested in the Investment Fund consisting of Employer Stock.

     3.4 Employer Profit Sharing Contributions. For each Plan Year, the Employer may contribute to the Trust, as an Employer Profit Sharing Contribution, an additional amount as determined in its discretion.

     3.5  Employer  Safe  Harbor  Contributions.  In  addition  to the  Employer
Matching Contributions made pursuant to Section 3.3 and the Employer Profit Sharing Contribution made pursuant to Section 3.4, for each Plan Year, the Employer, in its discretion, may contribute to the Trust as a "safe harbor contribution" for such Plan Year the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 3.1(e) (with respect to certain restrictions on Tax Deferred Savings Contributions) and Section 3.6 (with respect to certain restrictions on Employer Matching Contributions and Regular Savings Contributions). Amounts contributed in order to satisfy the restrictions set forth in Section 3.l(e) shall be considered "qualified matching contributions" (within the meaning of Treasury regulation Section 1.401(k)-l(g)(13)) for purposes of such Section, and amounts contributed in order to satisfy the restrictions set forth in Section 3.6 shall be considered Employer Matching Contributions for purposes of such Section. Any amounts contributed pursuant to this Paragraph shall be allocated in accordance with the provisions of Sections 4.2(e) and (f).

     3.6 Restrictions on Employer Contributions and Regular Savings Contributions. In restriction of the Employer Matching Contributions and Regular Savings Contributions hereunder, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401(m) of the Code and the Treasury regulations thereunder must be met in each Plan Year. The Committee may elect, in accordance with applicable Treasury regulations, to treat Tax Deferred Savings Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement.

     3.7 Return of Contributions. Anything to the contrary herein notwithstanding, the Employer's contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto.

     3.8  Disposition of Excess Deferrals and Excess Contributions.

          (a) Anything to the contrary herein notwithstanding, any Tax Deferred Savings Contributions to the Plan for a calendar year on behalf of a Participant in excess of the limitations set forth in Section 3.1(d) and any "excess deferrals" from other plans allocated to the Plan by such Participant no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code, shall be distributed to such Participant not later than April 15 of the next following calendar year.

          (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Tax Deferred Savings Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Tax Deferred Savings Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.l(e) (determined by reducing Tax Deferred Savings Contributions on behalf of Highly Compensated Employees in order of the amounts of Tax Deferred Savings Contributions (beginning with the largest of such amounts), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed before the end of the next following Plan Year.

          (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the sum of the aggregate Employer Matching Contributions and Regular Savings Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Matching Contributions and Regular Savings Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.6 (determined by reducing Regular Savings Contributions made by, and Employer Matching Contributions made on behalf of, Highly Compensated Employees in order of the amounts of aggregate contributions beginning with the largest of such contributions), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed before the end of the next following Plan Year.

          (d) In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

               (1) First, Tax Deferred Savings Contributions which constitute excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section
3.3 shall be distributed;

               (2) Next, excess Tax Deferred Savings Contributions which constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section
3.3 shall be distributed, and the Employer Matching Contributions with respect to such Tax Deferred Savings Contributions shall be forfeited;

               (3) Next, excess Tax Deferred Savings Contributions described in paragraph (b) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed;

               (4) Next, excess Tax Deferred Savings Contributions described in Paragraph (b) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed, and the Employer Matching Contributions with respect to such Tax Deferred Savings Contributions shall be forfeited;

               (5) Next, excess Regular Savings Contributions described in Para-graph (c) above shall be distributed; and

               (6) Finally, excess Employer Matching Contributions described in Paragraph (c) above shall be distributed (or, if forfeitable, forfeited).

          (e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in accordance with the provisions of Section
4.4 through the most recent Valuation Date coincident with or next preceding the date of the distribution or forfeiture. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 2 1/2 months after the end of the Plan Year.

     3.9  Rollover Contributions.

          (a) Qualified Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from an individual retirement account or annuity or from an employees' trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code, but only if any such Rollover Contribution is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A Rollover Contribution of amounts that are "eligible rollover distributions" within the meaning of section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a "direct"

Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee for whose benefit such Rollover Contribution is being made as soon as administratively feasible after receipt by the Trustee.

          (b) An Eligible Employee who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Participant in the Plan in accordance with Article II, shall become a Participant coincident with such Rollover Contribution; provided, however, that such Participant shall not have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article II.

     3.10 Veterans Employment Rights. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.


                                 IV. ALLOCATIONS


     4.1 Suspended Amounts. All contributions, forfeitures, and the net income (or net loss) of the Trust Fund shall be held in suspense until allocated to the Accounts of the Participants as provided herein.

     4.2  Allocation of Contributions.

          (a) Tax Deferred Savings Contributions made by the Employer on a Participant's behalf for each payroll period pursuant to Section 3.1 shall be allocated to such Participant's Tax Deferred Savings Account when they are received by the Trustee.

          (b) Regular Savings  Contributions  made by a Participant  pursuant to
Section 3.2 shall be allocated to the Regular Savings Account of such Participant when they are received by the Trustee.

          (c) The Employer Matching Contributions for each payroll period pursuant to Section 3.3(a) shall be allocated to the Employer's Contributions Accounts of the Participants for whom such contributions were made when they are received by the Trustee.

          (d) The Employer Profit Sharing Contribution, if any, made pursuant to
Section 3.4 for a Plan Year shall be allocated among the Employer's Contributions Accounts of the eligible Participants in proportion to their respective amounts of Compensation for such Plan Year. Compensation received prior to completion of one year of Service shall be disregarded for this purpose. A Participant is eligible to share in an Employer Profit Sharing Contribution for a Plan Year only if he:

               (1) is an Eligible Employee on the last day of such Plan Year; or

               (2) terminated employment during such Plan Year on or after his Normal Retirement Date or by reason of total and permanent disability (as defined in Section 7.2) or death.

          (e) The Employer  Safe Harbor  Contribution,  if any, made pursuant to
Section  3.5 for a Plan Year in order to satisfy the  restrictions  set forth in
Section 3.1(e) shall be allocated as of the last day of such Plan Year to the Tax Deferred Savings Accounts of Participants who (1) received an allocation of Tax Deferred Savings Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Participant individually referred to as an "Eligible Participant" for purposes of this Paragraph). Such allocation shall be made, first, to the Tax Deferred Savings Account of the Eligible Participant who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.5 has been reached as to such Eligible Participant, then to the Tax Deferred Savings Account of the Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.5 has been reached as to such Eligible Participant, and continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.5 has been reached as to all Eligible Participants. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Tax Deferred Savings Accounts of all Participants who were Eligible Employees during such Plan Year, with the allocation to each such Participant's Tax Deferred Savings Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Participant's Compensation for such Plan Year bears to the total of all such Participants' Compensation for such Plan Year.

          (f) The Employer  Safe Harbor  Contribution,  if any, made pursuant to
Section  3.5 for a Plan Year in order to satisfy the  restrictions  set forth in
Section 3.6 shall be allocated as of the last day of such Plan Year to the Employer's Contributions Accounts of Participants who (1) received an allocation of Employer Matching Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Participant individually referred to as an "Eligible Participant" for purposes of this Paragraph). Such allocation shall be made, first, to the Employer's Contributions Account of the Eligible Participant who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.5 has been reached as to such Eligible Participant, then to the Employer's Contributions Account of the

Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.5 has been reached as to such Eligible Participant, and continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.5 has been reached as to all Eligible Participants. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Employer's Contributions Accounts of all Participants who were Eligible Employees during such Plan Year, with the allocation to each such Participant's Employer's Contributions Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Participant's Compensation for such Plan Year bears to the total of all such Participants' Compensation for such Plan Year.

          (g) If an Employer Safe Harbor Contribution is made in order to satisfy the restrictions set forth in both Section 3.1(e) and Section 3.5 for the same Plan Year, the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated pursuant to Paragraph (f) above prior to allocating the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.5. In determining the application of the limitations set forth in Section 4.5 to the allocation of Employer Safe Harbor Contributions, all Annual Additions (as such term is defined in Section 4.5) to a Participant's Accounts other than Employer Safe Harbor Contributions shall be considered allocated prior to Employer Safe Harbor Contributions.

     4.3 Allocation of Forfeitures. Any amounts that are forfeited under any provision hereof during a Plan Year shall be applied to restore forfeited amounts under Section 8.5(b) and any remaining amount shall be applied to reduce future Employer Matching Contributions or Employer Profit Sharing Contributions.

     4.4  Allocation of Net Income or Loss and Changes in Value Among Accounts.

          (a) As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund assets and the net income (or net loss) of the Trust Fund. The net income (or net loss) of each Investment Fund within the Trust Fund since the next preceding Valuation Date shall be ascertained by the Trustee, including any net increase or net decrease in the value of the assets of each such Investment Fund since the next preceding Valuation Date. Notwithstanding the foregoing, if a Fund is invested in shares of an open-end mutual fund, the procedure set forth in this Paragraph shall be adjusted to the extent necessary to correspond with such mutual fund's net income (or net loss) allocation procedure. As soon as is practical after the end of each month, the Trustee shall deliver to the Committee a written statement of such determination as of the last Valuation Date in the month.

          (b) For purposes of allocations of net income (or net loss) of the Trust Fund, each Participant's Accounts (or subaccounts) shall be divided into subaccounts to reflect such Participant's investment designation in a particular Investment Fund or Investment Funds pursuant to Article V. As of each Valuation Date, the net income (or net loss) of each Investment Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Participants who had such corresponding subaccounts on the next preceding

Valuation Date, and each such corresponding subaccount shall be credited with (or debited for) that portion of such net income (or net loss) that the value of each such corresponding subaccount on such next preceding Valuation Date was of the value of all such corresponding subaccounts on such date; provided, however, that the value of such subaccounts as of the next preceding Valuation Date shall be reduced by the amount of any withdrawals or distributions made therefrom since the next preceding Valuation Date.

          (c) So long as there is any balance in any Account (including an Account payable to a designated beneficiary of a Participant or an alternate payee under a qualified domestic relations order, as defined in section
414(p)(8) of the Code), such Account shall continue to receive allocations pursuant to this Section.

     4.5  Limitations and Corrections.

          (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

               (1) "Annual Additions" of a Participant for any Limitation Year shall mean the total of (A) the Employer Contributions, Tax Deferred Savings Contributions, and forfeitures, if any, allocated to such Participant's Accounts for such year, (B) Participant's contributions, if any, (excluding any Rollover Contributions) for such year, and (C) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

               (2)  "Limitation Year" shall mean the Plan Year.

               (3) "Maximum Annual Additions" of a Participant for any Limitation Year shall mean the lesser of (A) $30,000 (adjusted automatically to reflect any cost-of-living increase authorized in section 415(d) of the Code for such Limitation Year) or (B) 25% of such Participant's compensation, within the meaning of section 415(c)(3) of the Code and applicable Treasury regulations thereunder, during such year except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Employer or a Controlled Entity which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

          (b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Participant's Accounts for any Limitation Year exceed the Maximum Annual Additions for such Participant for such year. If as a result of allocation of forfeitures, a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other related facts and circumstances, the Annual Additions that would be credited to a Participant's Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Participant for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Participant's Accounts shall be disposed of as follows:

               (1) First, by returning to such Participant his Regular Savings Contributions, adjusted for income or loss allocated thereto;

               (2) Next, any such excess Annual Additions in the form of Tax Deferred Savings Contributions on behalf of such Participant that would not have been considered in determining the amount of Employer Matching Contributions allocated to such Participant's Accounts pursuant to Section 4.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto;

               (3) Next, any such excess Annual Additions in the form of Tax Deferred Savings Contributions on behalf of such Participant that would have been considered in determining the amount of Employer Matching Contributions allocated to such Participant's Accounts pursuant to Section 4.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto, and the Employer Matching Contributions that would have been allocated to such Participant's Accounts based upon such distributed Tax Deferred Savings Contributions shall, to the extent such amounts would have otherwise been allocated to such Participant's Accounts, be allocated to a suspense account and shall be held therein until allocated to Participants' Employer's Contributions Accounts in the same manner as a forfeiture;

               (4) Finally, any such excess Annual Additions in the form of Employer Profit Sharing Contributions and forfeitures shall, to the extent such amounts would otherwise have been allocated to such Participant's Employer's
Contributions Accounts, be allocated to a suspense account and shall be held therein until allocated to Participants' Employer's Contributions Accounts in the same manner as a forfeiture.

          (c) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will participate in allocations of the net income (or net loss) of the Trust Fund.

          (d) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a "Controlled Entity" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Participant's Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Participant for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

          (e) Prior to year 2000, In the case of a Participant who also participated in a defined benefit plan of the Employer or a Controlled Entity (as defined in Paragraph (d) above), the Employer shall reduce the Annual Additions credited to the Accounts of such Participant under this Plan pursuant to the provisions of Paragraph (b) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded.

          (f) If the limitations set forth in this Section would not otherwise be met for any Limitation Year, the Compensation deferral elections pursuant to
Section 3.1 and/or Regular Savings  Contribution  elections  pursuant to Section
3.2 of affected Participants may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.


                               V. INVESTMENT FUNDS


     5.1 Investment Designation. Each Participant shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to each of his Accounts shall be invested from among the Investment Funds made available from time to time by the Committee. With respect to each of a Participant's Accounts, such Participant may designate one of such Investment Funds for all the amounts allocated to such Account or he may split the investment of the amounts allocated to such Account between such Investment Funds in such increments as the Committee may prescribe. If a Participant fails to make a designation, then his Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

     5.2 Change of Investment Designation. A Participant may change his investment designation for future contributions to be allocated to any one or all of his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

     5.3 Employer Stock Fund. One of the Investment Funds shall be invested in Employer Stock, and Participants' investment designations under Sections 5.1 and
5.2 shall not apply to Employer Matching Contributions.

     5.4 Transfer of Investments. A Participant may elect to reallocate among the Investment Funds the amounts already allocated to one or more of his Accounts. Any such reallocation shall be made in accordance with the procedures established by the Committee, and the frequency of such reallocations may be limited by the Committee.

                             VI. RETIREMENT BENEFITS


     6.1 Retirement Benefits. A Participant who terminates his employment by reason of his Retirement shall be entitled to a retirement benefit, payable at the time and in the form provided in Article X equal in value to the sum of:

          (a) The amount in his Accounts as of the most recent Valuation Date coincident with or next preceding his Benefit Commencement Date; and

          (b) If the most recent Valuation Date coincident with or next preceding such Participant's Benefit Commencement Date occurs prior to the close of the Plan Year during which his termination of employment occurred, the amount of such Participant's allocation of Employer Contributions for such Plan Year.


                            VII. DISABILITY BENEFITS


     7.1 Disability Benefits. In the event a Participant's employment is terminated due to total and permanent disability, as of the Committee's determination thereof as provided in Section 7.2, such Participant shall be entitled to a disability benefit, payable at the time and in the form provided in Article X, equal in value to the sum of:

          (a) The amount in his Accounts as of the most recent Valuation Date coincident with or next preceding his Benefit Commencement Date; and

          (b) If the most recent Valuation Date coincident with or next preceding such Participant's Benefit Commencement Date occurs prior to the close of the Plan Year during which such disability was determined, the amount of such Participant's allocation of Employer Contributions for such Plan Year.

     7.2 Total and Permanent Disability Determined. The Committee shall determine whether a Participant has become totally and permanently disabled and shall so notify such Participant. A Participant shall be considered totally and permanently disabled if the Committee determines that such Participant is physically or mentally incapable of performing either the Participant's usual duties as an Employee or any other duties as an Employee that the Employer reasonably makes available and is likely to remain so disabled continuously and permanently. A Participant must be disabled for five consecutive months before the Committee may make a determination of disability, and the Employer may require proof of disability in such form as the Committee shall decide, including the certificate of a duly licensed physician selected by the Committee.

          VIII. SEVERANCE BENEFITS AND DETERMINATION OF VESTED INTEREST


     8.1 No Benefits Unless Herein Set Forth. Except as set forth in this Article, upon termination of employment of a Participant for any reason other than Retirement, total and permanent disability, or death, such Participant shall acquire no right to any benefit from the Plan or the Trust Fund.

     8.2 Severance Benefit. Each Participant whose employment is terminated for any reason other than Retirement, total and permanent disability or death shall be entitled to a severance benefit, payable at the time and in the form provided in Article X, equal in value to the sum of:

          (a) His Vested Interest in the amount in his Accounts as of the most recent Valuation Date coincident with or next preceding his Benefit Commencement Date; and

          (b) If the most recent Valuation Date coincident with or next preceding such Participant's Benefit Commencement Date occurs prior to the close of the Plan Year during which his termination of employment occurred, the amount of such Participant's Vested Interest in his allocation of Employer Safe Harbor Contributions for such Plan Year, if any.

     8.3  Determination of Vested Interest.

          (a) A Participant shall have a 100% Vested Interest in his Regular Savings Account, Rollover Account, and Tax Deferred Savings Account at all times.

          (b) A Participant's Vested Interest in his Employer's Contributions Account shall be determined by such Participant's years of Vesting Service in accordance with the following schedule:

          Years of Vesting Service                Vested Interest

          Less than 3  years                               0%
                    3  years                              33%
                    4  years                              66%
                    5  years                             100%

          (c) Paragraph (b) above notwithstanding, a Participant employed by Highlands Insurance Company who on the Effective Date has at least 3 years of Vesting Service or has attained age 65 shall have a 100% Vested Interest in his Employer's Contributions Account upon his attainment of age fifty-five or any later age while employed by the Employer.

     8.4  Vesting Service.

          (a) For the period preceding April 1, 1996, subject to the provisions of Paragraphs (e) and (f) below, an individual shall be credited with Vesting Service in an amount equal to all Service credited to him for vesting purposes under the Plan as it existed on March 31, 1996.

          (b) On and after April 1, 1996, subject to the remaining Paragraphs of this Section, an individual shall be credited with Vesting Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

          (c) Paragraph (b) above notwithstanding, if an individual terminates his Service (at a time other than during an Authorized Leave of Absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (b) above.

          (d) Paragraph (b) above notwithstanding, if an individual terminates his Service during an Authorized Leave of Absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such Authorized Leave of Absence, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (b) above.

          (e) In the case of a Participant who incurs a Period of Severance of five consecutive years, such Participant's years of Vesting Service completed after such Period of Severance shall be disregarded in determining such Participant's Vested Interest in any Plan benefits derived from Employer Contributions on his behalf prior to such Period of Severance.

          (f) In the case of an individual who terminates employment at a time when he does not have any Vested Interest in his Employer Contribution Account and who then incurs a Period of Severance that equals or exceeds the greater of
(1) five years or (2) his aggregate Period of Service before such Period of Severance, such individual's Period of Service completed before such Period of Severance shall be disregarded in determining his years of Vesting Service.

     8.5  Forfeitures.

          (a) With respect to a Participant who terminates employment with the Employer with a Vested Interest in his Employer's Contributions Account that is less than 100% and either is not entitled to a distribution from the Plan or receives a distribution from the Plan of the balance of his Vested Interest in his Accounts in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, the forfeitable amount credited to the terminated Participant's Employer's Contributions Account as of the Valuation Date next preceding his Benefit

Commencement Date shall become a forfeiture as of his Benefit Commencement Date (or as of his date of termination of employment if no amount is payable from the Trust Fund on behalf of such Participant with such Participant being considered to have received a distribution of zero dollars on his date of termination of employment).

          (b) In the event that an amount credited to a terminated Participant's Employer's Contributions Account becomes a forfeiture pursuant to Paragraph (a) above, the terminated Participant shall, upon subsequent reemployment with the Employer prior to incurring a Period of Severance of five consecutive years, have the forfeited amount restored to such Participant's Employer's Contributions Account, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if such Participant repays in cash an amount equal to the amount so distributed to him pursuant to Paragraph (a) above from his Employer's Contributions Account within five years from the date the Participant is reemployed. A reemployed Participant who was not entitled to a distribution from the Plan on his date of termination of employment shall be considered to have repaid a distribution of zero dollars on the date of his reemployment. Any such restoration shall be made as of the Valuation Date coincident with or next succeeding the date of repayment.
Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Paragraph shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored that would otherwise be available in accordance with Section 4.3. If such forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by forfeitures shall be charged against and deducted from Employer Profit Sharing Contributions otherwise available for allocation to other Participants in accordance with Section 4.2(d), and any additional amount needed to restore such forfeited amounts shall be a minimum required Employer Profit Sharing Contribution (without regard to current or accumulated earnings and profits).

          (c) With respect to a Participant whose Vested Interest in his Employer's Contributions Account is less than 100% and who makes a withdrawal from or receives a termination distribution from his Employer's Contributions Account other than a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, any amount remaining in his Employer's Contributions Account shall continue to be maintained as a separate account. At any relevant time, such Participant's nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

                   X=P(AB + (R x D)) - (R x D)

For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Participant's Vested Interest in his Employer's Contributions Account at the relevant time; AB is the balance of such separate account at the relevant time; R is the ratio of the balance of such separate account at the relevant time to the balance of such separate account after the withdrawal or distribution; and D is the amount of the withdrawal or distribution. For all other purposes of the Plan, a Participant's separate account shall be treated as an Employer's Contributions Account. Upon his incurring a Period of Severance of five consecutive years, the forfeitable portion of a terminated Participant's separate account and Employer's Contributions Account shall be forfeited as of the end of the Plan Year during which the terminated Participant completes such Period of Severance.

          (d) With respect to a Participant who terminates employment with the Employer with a Vested Interest in his Employer's Contributions Account greater than 0% but less than 100% and who is not otherwise subject to the forfeiture provisions of Paragraph (a) or Paragraph (c) above, the forfeitable portion of his Employer's Contributions Account shall be forfeited as of the end of the Plan Year during which the terminated Participant completes a Period of Severance of five consecutive years or, if earlier, the end of the Plan Year during which the death of such terminated Participant occurs if such Participant was not re-employed by the Company between the date of his termination of employment and the date of his death.

          (e) Any forfeitures occurring pursuant to Paragraphs (a), (c), or (d) above shall be held in a suspense account until applied pursuant to Section 4.3. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall receive allocations of net income (or net loss) pursuant to Section 4.4.

          (f) Distributions of benefits described in this Section shall be subject to the time of payment requirements of Section 10.1.


                       IX.  DEATH BENEFITS


     9.1 Death Benefits. Upon the death of a Participant while an Employee, the Participant's designated beneficiary shall be entitled to a death benefit payable at the time and in the form provided in Article X, equal in value to the sum of:

          (a) The amount in his Accounts as of the most recent Valuation Date coincident with or next preceding his Benefit Commencement Date; and

          (b) If the most recent Valuation Date coincident with or next preceding such Participant's Benefit Commencement Date occurs prior to the close of the Plan Year during which his death occurred, the amount of such Participant's allocation of Employer Contributions for such Plan Year.

     9.2  Designation of Beneficiaries.

          (a) Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such Participant by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Participant who is married on the date of his death designates an individual or entity other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Participant without spousal consent) or expressly permits such designation by the Participant without the requirement of further consent by the spouse, and (C) is witnessed by a Plan representative (other than the Participant) or a notary public or (2) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such surviving spouse shall be irrevocable.

          (b) If no beneficiary designation is on file with the Committee at the time of the death of the Participant or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be the first named beneficiary, or class of beneficiaries, of the following successive preference beneficiaries who shall survive the Participant (except as otherwise hereinafter provided):

               (1)  The Participant's spouse;

               (2)  The Participant's child or children, equally;

               (3) The Participant's father and mother, equally, or to the survivor;

               (4) The Participant's executor or administrator, or to his heirs at law if there is no administration of such Participant's estate.

The terms "child" and "children," as used in the preceding sentence, shall include surviving lineal descendants of a deceased child, who, by right of representation, shall take the same share, if any, as their parent would have taken if living.


                     X. TIME AND FORM OF PAYMENT OF BENEFITS


     10.1 Time of Payment.

          (a) Subject to the provisions of the remaining Paragraphs of this Section, a Participant's Benefit Commencement Date shall be as soon as administratively feasible after the Valuation Date coincident with or next succeeding the date the Participant or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII, or IX.

          (b) Unless a  Participant  (1) has attained age  sixty-five or died or
(2) consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), his Benefit Commencement Date shall be deferred to the date which is as soon as administratively feasible after the Valuation Date coincident with or next succeeding the earlier of the date the Participant attains age sixty-five or the Participant's date of death, or such earlier Valuation Date as the Participant may elect by written notice to the Committee prior to such Valuation Date. The Committee shall furnish information pertinent to his consent to each Participant no less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety days before his Benefit Commencement Date, and the furnished information shall include a general description of the material features of, and an explanation of the relative values of, the alternative forms of benefit available under the Plan and must inform the Participant of his right to defer his Benefit Commencement Date and of his Direct Rollover right pursuant to Section 10.5 below, if applicable.

          (c) A Participant's Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Participant attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer or a Controlled Entity.

          (d) A Participant's Benefit Commencement Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder and shall in no event be later than:

               (1) Except as provided in (2) and (3) below, April 1 following the later of (A) the calendar year in which such Participant attains the age of seventy and one-half or (B) the calendar year in which such Participant terminates his employment with the Employer, or if such Participant becomes a "five-percent owner" (within the meaning of section 416(i) of the Code) after attaining the age of seventy and one-half, April 1 of the calendar year following the calendar year in which such Participant becomes a " five-percent owner";

               (2) In the case of a Participant who is a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Participant attains the age of seventy and one-half, April 1 of the calendar year following the calendar year in which such Participant attains the age of seventy and one-half; and

               (3) In the case of a Participant who attains the age of seventy and one-half after 1987 and prior to 1999, and is not described in (2), above,
(A) the date not earlier than the date in (1)(A), above, elected by such Participant or (B) the date in (1)(B), above, whichever is earlier.

               (4) In the case of a benefit payable pursuant to Article IX, (A) if payable to other than the Participant's spouse, the last day of the one-year period following the death of such Participant or (B) if payable to the

Participant's spouse, after the date upon which such Participant would have attained the age of seventy and one-half, unless such surviving spouse dies before payments commence, in which case the Benefit Commencement Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

The preceding provisions of this Section notwithstanding, a Participant may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder.

          (e) Subject to the provisions of Paragraph (d), a Participant's Benefit Commencement Date shall not occur while the Participant is employed by the Employer or any Controlled Entity.

          (f) Paragraphs (a), (b), and (c) above notwithstanding, a Participant may elect to defer his Benefit Commencement Date beyond the date specified in such Paragraphs, subject to the provisions of Paragraph (d), by submitting to the Committee a written statement signed by the Participant or spouse, which describes the benefit and designates the date on which the payment of such benefit shall commence.

          (g) Benefits shall be paid (or transferred pursuant to Section 10.5) in cash; provided, however, that any interest of a Participant in the Investment Fund invested in Employer Stock at his Benefit Commencement Date shall be distributed in the form of whole shares of Employer Stock and cash in lieu of any fractional share.

     10.2  Alternative Forms of Benefit for Participants.

          (a) For purposes of Article VI or VII, the benefit of any Participant shall be paid in one of the following alternative forms to be selected by the Participant or, in the absence of such selection, by the Committee; provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder:

               (1)  A lump sum.

               (2) Monthly, quarterly, semi-annual or annual installment payments of any fixed dollar amount or for any term certain to such Participant, or, in the event of such Participant's death before such installment payments have been completed, to his beneficiary designated in accordance with the provisions of Section 9.2. Upon the death of a designated beneficiary who is receiving installment payments under this Paragraph, the remaining balance in the Participant's Accounts shall be paid as soon as administratively feasible, in one lump sum cash payment, as provided in Section 9.2.

               (3) In accordance with Section 10.7, a commercial annuity providing for periodic installment payments for any term certain not to exceed the life expectancy of the Participant or the joint life expectancies of the Participant and his designated beneficiary, or in the event of such Participant's (and beneficiary's, if applicable) death before the end of such term certain, to the Participant or beneficiary's designated beneficiary as provided in Section 9.2.

          (b) For purposes of Article VIII, the benefit of any Participant shall be paid in one lump sum payment.

          (c)  If  a  Participant,   who   terminated   his   employment   under
circumstances such that he was entitled to a benefit pursuant to Article VI, VII, or VIII, dies prior to the time that any funds from his Accounts have been paid, or irrevocably committed to be paid, to provide a benefit pursuant to this Section, the amount of the benefit to which he was entitled shall be paid pursuant to Section 10.3 just as if such Participant had died while employed by the Employer except that his Vested Interest shall be determined pursuant to
Article VI, VII or VIII, whichever is applicable.

     10.3 Alternative Forms of Death Benefit. For purposes of Article IX, the death benefit for a deceased Participant shall be paid to his beneficiary designated in accordance with the provisions of Section 9.2 in a lump sum or, if
(a) the Participant terminated his employment under circumstances such that he was entitled to a benefit pursuant to Article VI or VII or (b) died while an Employee, one of the following alternative forms to be selected by the Participant's designated beneficiary or, in the absence of such selection, by the Committee; provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder:

          (a)  A lump sum.

          (b) Monthly, quarterly, semi-annual or annual installment payments of any fixed dollar amount or for any term certain to such designated beneficiary. Upon the death of a designated beneficiary who is receiving installment payments under this Paragraph, the remaining balance in the Participant's Accounts shall be paid as soon as administratively feasible, in one lump sum cash payment, to such beneficiary's designated beneficiary in accordance with the provisions of
Section 9.2.

          (c) In accordance with Section 10.7, a commercial annuity providing for periodic installment payments for any term certain not to exceed the life expectancy of the designated beneficiary, or in the event of the designated beneficiary's death before the end of such term certain, to such beneficiary's designated beneficiary in accordance with the provisions of Section 9.2.

     10.4 Cash-Out of Benefit. If a Participant terminates his employment and his Vested Interest in his Accounts is not in excess of $5,000, such Participant's benefit shall be paid in one lump sum payment in lieu of any other form of benefit herein provided. Any such payment shall be made at the time specified in Section 10.1(a) without regard to the consent restrictions of
Section 10.1(b). The provisions of this Section shall not be applicable to a Participant following his Benefit Commencement Date.

     10.5 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan (other than any portion attributable to the offset of an outstanding loan balance of such Participant pursuant to the Plan's loan procedures) specified by the Distributee in a Direct Rollover. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

     10.6 Benefits from Account Balances. With respect to any benefit payable in any form pursuant to the Plan, such benefit shall be provided from the Account balance(s) to which the particular Participant or beneficiary is entitled.

     10.7 Commercial Annuities. At the direction of the Committee, the Trustee may pay any form of benefit provided hereunder other than a lump sum payment or a Direct Rollover pursuant to Section 10.5 by the purchase of a commercial annuity contract and the distribution of such contract to the Participant, or beneficiary. Thereupon, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and such Participant or beneficiary shall look solely to the company issuing such contract for such annuity payments. All certificates for commercial annuity benefits shall be nontransferable, except for surrender to the issuing company, and no benefit thereunder may be sold, assigned, discounted, or pledged (other than as collateral for a loan from the company issuing same). Notwithstanding the foregoing, the terms of any such commercial annuity contract shall conform with the time of payment, form of payment, and consent provisions of Sections 10.1, 10.2, and 10.3.

     10.8 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited, held in a suspense account, and available for allocation to the Accounts of the eligible Participants pursuant to Section 4.3 as of the end of the Plan Year in which the forfeiture occurred. For all Valuation Dates prior to such allocation, forfeited amounts held in the suspense account shall participate in allocations of the net income (or net loss) of the Trust Fund. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit such forfeited benefit shall be restored to the Plan in the manner provided in Section 8.5(b).

     10.9 Claims Review. In any case in which a claim for Plan benefits of a Participant or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

          (a)  State  the   specific   reason  or  reasons  for  the  denial  or
modification;

          (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

          (c) Provide a description of any additional material or information necessary for the Participant, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

          (d)  Explain the Plan's claim review procedure as contained herein.

In  the  event  a  claim  for  Plan  benefits  is  denied  or  modified,  if the
Participant, his beneficiary, or a representative of such Participant or beneficiary desires to have such denial or modification reviewed, he must,
within  sixty  days   following   receipt  of  the  notice  of  such  denial  or
modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Participant, his beneficiary, or the representative of such Participant or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Participant, his beneficiary or the representative of such Participant or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant, beneficiary, or the representative of such Participant or beneficiary prior to the commencement of the extension period.


                                 XI. WITHDRAWALS


     11.1 Withdrawals.

          (a) A Participant may withdraw from his Regular Savings Account any or all amounts held in such Account. Such a withdrawal shall be made first against Regular Savings Contributions made prior to 1987, then pro-rata against Regular Savings Contributions made after 1986 and the earnings thereon, and finally against the earnings attributable to Regular Savings Contributions made prior to 1987.

          (b) Subject to the express approval of the Committee, a Participant on an Authorized Leave of Absence for medical reasons may withdraw from his Regular

Savings Account and/or Employer's Contributions Account an amount not to exceed such Participant's Vested Interest in such Accounts if he demonstrates financial hardship beyond his control. Such a withdrawal shall be made first against Regular Savings Contributions made prior to 1987, then pro-rata against Regular Savings Contributions made after 1986 and the earnings thereon, then against the earnings attributable to Regular Savings Contributions made prior to 1987, and finally against the Employer's Contributions Account. The decision of the Committee shall be final and binding, provided that all Participants similarly situated shall be treated in a uniform and nondiscriminatory manner.

          (c) (1) Subject to such uniform and nondiscriminatory rules as may be promulgated from time to time by the Committee, a Participant may, by an instrument in writing executed and delivered to the Committee prior to the date he ceases to be an Employee, apply for a withdrawal from his Tax Deferred Savings Account. A Participant may apply not more frequently than once during any 12-month period for a hardship withdrawal of all or any part of the amount credited thereto, but (i) not less than $500, and (ii) not more than his Tax Deferred Savings Contributions not previously withdrawn.

               (2) The withdrawal  must be for an immediate and heavy  financial need of the Participant for which funds are not reasonably available from other resources of the Participant (including reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need), which may include

               (A) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code);

               (B)  purchase   (excluding  mortgage  payments)  of  a  principal
residence for the Participant;

               (C) payment of tuition for the next 12 months of post-secondary education for the Participant or his spouse, children or dependents;

               (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; and

               (E) federal, state and local income taxes or penalties reasonably anticipated to result from the withdrawal.

If approved by the Committee, such withdrawal shall not exceed the amount required to meet the need created by the hardship. Funds shall be considered not reasonably available from other resources if:

                    (i) the Participant has obtained any other distributions and all nontaxable loans currently available under all plans maintained by the Employer;

                    (ii) the Participant's Tax Deferred Savings Contributions and all other elective deferrals pursuant to cash or deferred elections ("aggregate elective contributions"), and Employee contributions, under all qualified and nonqualified deferred compensation plans and stock option and stock purchase plans maintained by the Employer are suspended for 12 months after receipt of the hardship distribution; and

                    (iii) the Participant agrees not to make aggregate elective contributions for the calendar year immediately following the calendar year of the hardship distribution in excess of (I) the dollar limit under Section 3.1 for such year less (II) the amount of the Participant's aggregate elective contributions for the calendar year of the hardship distribution.

          (d) A Participant who has terminated his employment by reason of his Retirement, a spouse beneficiary of a Participant who died while an Employee or after having terminated his employment by reason of his Retirement, and an alternate payee under a qualified domestic relations order with respect to the Accounts of a Participant who is eligible for Retirement or has terminated his employment by reason of his Retirement, may withdraw from his Accounts an amount not exceeding the then value of his Accounts. Any such withdrawal shall be considered to come first from the Participant's Regular Savings Account pursuant to the provisions of Paragraph (a) above and then pro rata from each of such Participant's Accounts other than his Regular Savings Account.

     11.2 Restriction on Withdrawals.

          (a) All withdrawals pursuant to this Article shall be made by executing and filing with the Committee the form prescribed by the Committee in accordance with the procedures and within the time period prescribed by the Committee.

          (b) If a Participant's Account from which a withdrawal is made is invested in more than one Investment Fund, the withdrawal shall be made pro rata from each Investment Fund in which such Account is invested.

          (c) All  withdrawals  under this Article shall be paid as described in
Section 10.1(g);

          (d) Any withdrawal hereunder shall be subject to the Direct Rollover election described in Section 10.5.


                                   XII. LOANS


     12.1 Eligibility for Loan. Upon application by (1) any Participant who is an Employee or (2) any Participant no longer employed by the Employer, a beneficiary of a deceased Participant or an alternate payee under a qualified domestic relations order, as defined in section 414(p)(8) of the Code, who retains an Account balance under the Plan and who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a "Participant" for purposes of this Article), the Committee may in its discretion direct the Trustee to make a loan or loans to such Participant. Such loans shall be made pursuant to the provisions of the Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

     12.2 Maximum Loan.

          (a) A loan to a Participant may not exceed 50% of the then value of such Participant's Vested Interest in his Accounts.

          (b) Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Participant under this Article shall not exceed an amount equal to the difference between:

               (1) The lesser of $50,000 (reduced by the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made) or one-half of the present value of the Participant's total nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity; minus

               (2) The total outstanding loan balance of the Participant under all other loans from all qualified plans of the Employer or a Controlled Entity.


                        XIII. ADMINISTRATION OF THE PLAN


     13.1 Appointment of Committee. The general administration of the Plan shall be vested in the Committee which shall be appointed by the Directors and shall consist of three or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. For purposes of the Act, the
Committee shall be the "named fiduciary" with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund) and, unless a Plan Administrator is appointed pursuant to the provisions of Section 13.7(j), shall be the Plan Administrator.

     13.2 Term, Vacancies, Resignation, and Removal. Each member of the Committee shall serve until he resigns, dies, or is removed by the Directors. At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Directors with or without cause, and the Directors may in their discretion fill any vacancy that may result therefrom. Any member of the Committee who is an Employee shall automatically cease to be a member of the

Committee as of the date he ceases to be employed by the Employer or a Controlled Entity.

     13.3 Officers, Records, and Procedures. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant or beneficiary such records as pertain to that individual's interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

     13.4 Meetings. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.

     13.5 Self-Interest of Participants. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

     13.6 Compensation and Bonding. The members of the Committee and the Plan Administrator shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

     13.7 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

          (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

          (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan. In all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

          (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

          (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

          (e)  To  determine  in  its  discretion  all  questions   relating  to
eligibility;

          (f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

          (g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

          (h) To furnish the Employer any information necessary for the preparation of such Employee's tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;

          (i) To require and obtain from the Employer and the Participants any information or data that the Committee determines is necessary for the proper administration of the Plan;

          (j) To appoint a Plan Administrator to supervise the administrative details of the Plan who may, but need not, be a member of the Committee;

          (k) To instruct the Trustee as to the loans to Participants pursuant to the provisions of Article XII;

          (l) to instruct the Trustee as to the management, investment, and reinvestment of the Trust Fund;

          (m)  To appoint investment managers pursuant to Section 15.5;

          (n) To receive and review reports from the Trustee and the investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements;

          (o) To review periodically the Plan's short-term and long-term investment needs and goals and to communicate such needs and goals to the Trustee and any investment manager as frequently as the Committee, in its discretion, deems necessary for the proper administration of the Plan and Trust; and

          (p) To establish or designate Investment Funds as investment options as provided in Article V.

     13.8 Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant's Compensation, age, Retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

     13.9 Indemnification. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

     13.10 Employer Stock Fund. The Committee shall provide to each Participant the information provided to shareholders of Employer Stock. Participants and beneficiaries of deceased Participants shall be entitled to all voting, tender, and similar rights with respect to their interests in the Investment Fund invested in Employer Stock. The Plan Administrator is responsible for insuring that information relating to the purchase, holding and sale of Employer Stock, and the exercise of voting, tender, and similar rights with respect to Employer Stock by Participants and beneficiaries, is maintained in accordance with procedures designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal laws or state laws not preempted by the Act. The Trustee is appointed to carry out activities relating to any situations that the Plan Administrator determines involve a potential for undue Employer influence upon Participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights.

                  XIV. TRUSTEE AND ADMINISTRATION OF TRUST FUND


     14.1 Appointment, Resignation, Removal, and Replacement of Trustee.

          (a) The Trustee shall be appointed, removed, and replaced by and in the sole discretion of the Directors. The Trustee shall be the "named fiduciary" with respect to investment of the Trust Fund's assets.

          (b) Any Trustee may resign at any time by giving at least thirty days' written notice of such resignation to the Directors. Any Trustee may be removed, with or without cause, by the Directors on written notice of such removal to such Trustee. The Directors may appoint a successor Trustee by written designation, a copy of which shall be delivered to the Committee and the former Trustee. If there would be no other Trustee then acting, the actual appointment and qualification of a successor Trustee to whom the Trust Fund may be transferred are conditions which must be fulfilled before the resignation or removal of a Trustee shall become effective. The Directors may by resolution increase or decrease the number of Trustees at any time acting hereunder.

     14.2 Trust Agreement. As a means of administering the assets of the Plan, the Company has entered into a Trust Agreement with the Trustee. The administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee shall be governed by the Trust Agreement. The Trust Agreement may be amended from time to time as the Company deems advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan.

     14.3 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Committee, and the cost of furnishing any bond or security required of the Committee shall be paid by the Trustee from the Trust Fund, and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Participants and beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and (b) in the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are participants in the Plan, or from an employee organization whose Participants are participants in the Plan, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

     14.4 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Participant, but the maintenance of an Account designated as the Account of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund.

     14.5 Distributions from Participants' Accounts. Distributions from a Participant's Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Participant or for his benefit shall be debited to such Participant's Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

     14.6 Payments Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

     14.7 No Benefits to the Employer. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Employer other than those specifically given hereunder.

                            XV. FIDUCIARY PROVISIONS


     15.1 Article Controls. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

     15.2 General Allocation of Fiduciary Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee and members of the Committee. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided herein, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

     15.3 Fiduciary Duty. Each fiduciary under the Plan, including, but not limited to, the Committee and the Trustee as "named fiduciaries," shall discharge his duties and responsibilities with respect to the Plan:

          (a) Solely in the interest of the Participants, for the exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan;

          (b)  With  the  care,  skill,   prudence,   and  diligence  under  the
circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

          (d) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as provided in section 4975 of the Code or section 406 of the Act.

     15.4 Delegation and Allocation of Fiduciary Duties. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.

     15.5 Investment Manager. The Committee may, in its sole discretion, appoint an "investment manager," with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

          (a) The investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, as defined in the Investment Advisers Act of 1940, or (3) an insurance company qualified to do business under the laws of more than one state; and

          (b) Such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate any fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within its sole discretion.

                                 XVI. AMENDMENTS


     16.1 Right to Amend. Subject to Section 16.2 and any other limitations contained in the Act or the Code, the Directors may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers. Specifically, but not by way of limitation, the Directors may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive.

     16.2 Limitation on Amendments. No amendment of the Plan shall be made that would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment shall be made that would vary the Plan's exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan or that would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made that would reduce any then nonforfeitable interest of a Participant. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.


               XVII. DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION,
                     PARTIAL TERMINATION, AND MERGER OR CONSOLIDATION


     17.1 Right to Discontinue Contributions, Terminate, or Partially Terminate. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Directors realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Directors shall have the power to discontinue contributions to the Plan, terminate the Plan, or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination, or partial termination.

     17.2   Procedure  in  the  Event  of   Discontinuance   of   Contributions,
Termination, or Partial Termination.

          (a) If the Plan is amended so as to permanently discontinue Employer contributions, or if Employer contributions are in fact permanently discontinued, the Vested Interest of each affected Participant shall be 100%, effective as of the date of discontinuance. In case of such discontinuance, the Committee shall remain in existence and all other provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

          (b) If the Plan is terminated or partially terminated, the Vested Interest of each affected Participant shall be 100%, effective as of the termination date or partial termination date, as applicable. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

          (c) Upon discontinuance, termination, or partial termination, any previously unallocated contributions, forfeitures, and net income (or net loss) shall be allocated among the Accounts of the Participants on such date of discontinuance, termination, or partial termination according to the provisions of Article IV, as if such date of discontinuance, termination, or partial termination were a Valuation Date. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Participants until the balances of the Accounts are distributed. In the event of termination, the date of the final distribution shall be treated as a Valuation Date.

          (d) In the case of a termination or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Participant for whom the Plan is so terminated, or who is affected by such partial termination, to such Participant, subject to the time of payment, form of payment, and consent provisions of Article X.

     17.3 Merger, Consolidation, or Transfer. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Participant would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.


                            XVIII. ADOPTING EMPLOYERS


     18.1 Designation of Other Employers.

          (a) The Plan Administrator may designate any entity or organization eligible by law to participate in the Plan as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan which apply to the designated Employer only and shall become, as to such designated Employer and its Employees, a part of the Plan.

          (b) Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Plan Administrator required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Plan Administrator required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.

          (c) The provisions of the Plan shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that (1) the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan shall be exercised by the Company alone and (2) in the case of Employers that are Controlled Entities, forfeitures to be allocated pursuant to Section 4.3 and Employer Profit Sharing Contributions to be allocated pursuant to Section 4.2(d) and (e) shall be allocated on an aggregate basis among the Participants employed by all Employers; provided, however, that each Employer shall contribute to the Trust Fund its share of the total Employer Profit Sharing Contribution for a Plan Year based on the Participants in its employ on the last day of such Plan Year.

          (d) Transfer of employment among Employers shall not be considered a termination of employment hereunder, and an Hour of Service with one shall be considered as an Hour of Service with all others.

          (e) Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart that is communicated in writing to the Secretary of the Company and to the Plan Administrator, terminate its participation in the Plan. Moreover, the Plan Administrator may, in its discretion, terminate an Employer's Plan participation at any time by written instrument delivered to the Secretary of the Company and the designated Employer.

     18.2 Single Plan. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their beneficiaries.


                          XIX. MISCELLANEOUS PROVISIONS


     19.1 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

     19.2 Alienation of Interest Forbidden. Except as otherwise provided with respect to "qualified domestic relations orders" pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Participant or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any "qualified domestic relations order," including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

     19.3 Payments to Minors and Incompetents. If a Participant or beneficiary entitled to receive a benefit under the Plan is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Participant or beneficiary or to any third party who is eligible to receive such benefit for the account of such Participant or beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Employer, and any fiduciary of the Plan with respect to such benefit.

     19.4 Participant's Address. It shall be the affirmative duty of each Participant to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Participant fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Trustee, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.

     19.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof, instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     19.6 Jurisdiction. The situs of the Plan hereby created is Delaware. All provisions of the Plan shall be construed in accordance with the laws of Delaware except to the extent preempted by federal law.

     19.7 Plan Changes During Periods of Transition. Anything to the contrary herein notwithstanding, the Committee may in its discretion provide that, during and for the duration of any period of transition as a result of a change of Trustees and as necessary to ensure an orderly transition, (1) no distributions, withdrawals, loans, execution of, change to, or revocation of a Compensation reduction agreement, change of investment designation of future contributions or transfer of amounts in Accounts from one Fund to another Fund, or other Plan activity shall be permitted, or (2) any such Plan activity shall be limited or restricted; provided that any such temporary cessation, limitation, or restriction of Plan activity shall be in compliance with all applicable law. The provisions of this section shall be effective January 1, 1996.


                              XX. TOP-HEAVY STATUS


     20.1 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

     20.2 Definitions. For purposes of this Article, the following terms and phrases shall have these respective meanings:

          (a) Account Balance: As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

          (b) Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions which were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or
(2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

          (c) Aggregation Group: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

          (d) Assumptions: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group which includes the Plan.

          (e) Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

          (f) Key Employee: A "key employee" as defined in section 416(i) of the Code and the Treasury regulations thereunder.

          (g) Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

          (h) Remuneration: Compensation within the meaning of section 415(c)(3) of the Code, as limited by section 401(a)(17) of the Code.

          (i) Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

     20.3 Top-Heavy Status.

          (a) The Plan shall be deemed to be top-heavy for a Plan Year if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Participants who are Key Employees exceeds 60% of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the

Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered.

          (b) If the Plan is determined to be top-heavy for a Plan Year, the Vested Interest in the Employer's Contributions Account of each Participant who is credited with an Hour of Service during such Plan Year shall be determined in accordance with the following schedule:

                   Years of
              Vesting Service           Vested Interest

          Less than 2  years                 0%
                    2  years                20%
                    3  years                40%
                    4  years                66%
                    5  years               100%


          (c) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Participant who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

               (1) The lesser of (A) 3% of such Participant's Remuneration for such Plan Year or (B) a percent of such Participant's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's Tax Deferred Savings Account and Employer's Contributions Account for such Plan Year by such Key Employee's Remuneration; reduced by

               (2) The amount of Employer Profit Sharing Contributions allocated to such Participant's Accounts for such Plan Year.

The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Participant employed on the last day of such Plan Year shall be made regardless of whether such Participant is otherwise ineligible to receive an allocation of the Employer's contributions for such Plan Year. Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Employer's contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting "4%" in lieu of "3%" in Clause (1) hereof to the extent that the Directors determine to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Participant who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Participant receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of the Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Participant who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Participant accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit that is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

     20.4 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined no longer to be top-heavy. Notwithstanding the foregoing, the Vested Interest of each Participant as of such Determination Date shall not be reduced and, with respect to each Participant who has three or more years of Vesting Service on such Determination Date, the Vested Interest of each such Participant shall continue to be determined in accordance with the schedule set forth in Section 20.3(b).

     20.5 Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

          EXECUTED this ______ day of ___________________, 19___.

                              HIGHLANDS INSURANCE COMPANY


                              By:_________________________________


                              HIGHLANDS INSURANCE GROUP, INC.



                              By:_________________________________

                            APPENDIX A

                 HIGHLANDS INSURANCE GROUP, INC.
              EMPLOYEES' RETIREMENT AND SAVINGS PLAN


          This Appendix A shall apply to each Employee and vested former Employee participating in the American Reliance, Inc. Retirement Plan (the "ARI Plan") who becomes a Participant on July 1, 1998 and each former Employee of American Reliance, Inc. and its subsidiaries who terminated employment after March 31 and before July 1, 1998 with no vested rights (an "ARI Participant").

          1. Annuity Option. Each ARI Participant may elect to have his Vested Interest paid in the form of a commercial annuity, in accordance with Section 10.7, providing for monthly payments for the life of the Participant. If the Participant is married at the time monthly payments begin, payments shall be made in the form of a qualified joint and survivor annuity, unless the Participant elects a different form of benefit and his spouse consents in the manner provided below. A qualified joint and survivor annuity provides reduced monthly payments to the Participant for life, with payments continuing to the spouse to whom the Participant was married when benefits commenced, equal to 50% of the monthly amount payable to the Participant. Payments for the life of a married participant under a commercial annuity can be made in a form other than a qualified joint and survivor annuity only if the Participant so elects and his spouse consents in a writing that describes the alternate form and any beneficiary who could receive payments after the Participant's death, acknowledges the effect of the spouse's consent, and is witnessed by a Plan representative or notary public. Any such election by a Participant and consent by the Participant's spouse must be made within the 90-day period ending on the date benefits under the commercial annuity commence. The insurer shall provide to each Participant, at least 30 days before commencement of benefits under the commercial annuity, a written explanation of (i) the terms and conditions of the qualified joint and survivor annuity, (ii) the Participant's right to make an election to waive such annuity, (iii) the right of the Participant's spouse to consent to such waiver and (iv) the right of the Participant to revoke an election to waive such benefit.

          2. Surviving Spouse Annuity. Notwithstanding any other provisions of the Plan, a beneficiary who has been married to a deceased ARI Participant throughout the one-year period ending on the date of the Participant's death may elect to receive a commercial annuity in accordance with Section 10.7 providing for periodic payments for the surviving spouse's lifetime. At the time of the Participant's death, the Committee shall provide a surviving spouse eligible for this benefit a written explanation of (i) the periodic payments for the surviving spouse's lifetime, (ii) the right of the surviving spouse to elect such lifetime benefit and (iii) the right of the surviving spouse to revoke an election.

          3. Vesting. (a) The Vested Interest of an ARI Participant who had at least three years of service for vesting purposes under the ARI Plan as of June 30, 1998 shall not be less that the Vested Interest the Participant would have had under the provisions of the ARI Plan as then constituted. The Vested Interest of an ARI Participant who does not have an Hour of Service after March 31, 1998 shall be governed by the terms of the ARI Plan at the time his employment terminated.

          (b) The Vested Interest of an ARI Participant who terminated employment with American Reliance, Inc. and its subsidiaries after March 31 and before July 1, 1998 with no vested rights shall be determined under the provisions of the Highlands Insurance Company Employees' Retirement and Savings Plan as then constituted.